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                                                           EXHIBIT 99.(e)(2)(B)

                                [ING LETTERHEAD]

February 25, 2004

Mr. David Jacobson
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380

Dear Mr. Jacobson:

     Pursuant to the Distribution Agreement dated August 21, 2003, between ING Investors Trust (the "Trust") and Directed Services, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Distributor to render such services to ING Lifestyle Aggressive Growth Portfolio, ING Lifestyle Growth Portfolio, ING Lifestyle Moderate Growth Portfolio and ING Lifestyle Moderate Portfolio, each a new series of the Trust (the "New Funds"), effective May 3, 2004, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Funds to AMENDED SCHEDULE A of the Agreement.

     Please signify your acceptance to act as Distributor under the Agreement with respect to the New Funds, by signing below.

                                                   Very sincerely,

                                                    /s/ Robert S. Naka

                                                   Robert S. Naka
                                                   Senior Vice President
                                                   ING Investors Trust

ACCEPTED AND AGREED TO:
Directed Services, Inc.


By:      /s/ David L. Jacobson
Name:    David L. Jacobson
Title:   SVP, DULY AUTHORIZED

7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000         ING Investors Trust
Scottsdale, AZ 85258-2034         Fax: 480-477-2744
                                  www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                               ING INVESTORS TRUST

FUNDS
-----

ING American Funds Growth Portfolio
ING American Funds Growth-Income Portfolio
ING American Funds International Portfolio
ING Lifestyle Aggressive Growth
Portfolio ING Lifestyle Growth Portfolio
ING Lifestyle Moderate Growth Portfolio
ING Lifestyle Moderate Portfolio